EXHIBIT 10.2

AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

This Amendment (the “Amendment”) is made and entered into as of the Effective Date (as that term is defined in the Separation Agreement (as that term is defined herein below)) by and between Amit Kapur, an individual (the “Executive” or “Kapur”), and The Healing Company Inc., a Nevada corporation (the “Company”). The Company and the Executive are collectively referred to as the “Parties” an each is individually referred to as a “Party.”

RECITALS:

R.1. On June 6, 2022, the Executive became employed by the Company as its Chief Financial Officer. On or about September 1, 2022, the Executive also entered into a Restricted Stock Award Agreement with the Company on September 1, 2022 (the “RSA Agreement”) pursuant to which he was 1,250,000 shares of common stock of the Company awarded to him under the September Restricted Stock Award Agreement (the “Restricted Stock”) subject to vesting.

R.2. Effective March 3, 2023 (the “Separation Date”), the Executive’s employment with the Company was terminated (or shall be terminated) and the Executive was removed (or shall be removed) from his position as Chief Financial Officer of the Company and from any other positions held by the Executive with the Company.

R.3. The Parties are entering into the Amendment as part of the Separation Agreement and Release of Claims (the “Separation Agreement”) the Parties are entering into to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees (as that term is defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company. The Parties are amending the RSA Agreement as provided for herein as part of the Executive’s consideration under the Separation Agreement so that seventy-five thousand (75,000) shares of the Restricted Stock awarded to the Executive under the RSA Agreement will vest before the Separation Date. Absent this Amendment, all of the shares of Restricted Stock awarded to the Executive under the RSA Agreement would be forfeited by the Executive automatically as of the Separation Date due to his termination because none of those shares of stock have vested as of the Separation Date.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1. Amendment to Section 3.1 of the RSA Agreement. Section 3.1 of the RSA Agreement is amended by replacing it in its entirety with the following:

“3.1. Except as otherwise provided herein, provided that the Grantee remains in Continuous Service through the applicable vesting period, and further provided that any additional conditions and performance goals set forth below have been satisfied, the Restricted Stock will vest in accordance with the following schedule:

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The vesting start date shall be June 6, 2022 (the “Vesting Start Date”). The Restricted Stock shall vest over a four (4) year period following the Vesting Start Date with 25% of the Restricted Stock vesting on the one (1) year anniversary of the Vesting Start Date and thereafter will begin vesting on each monthly anniversary of the Vesting Start Date at a rate of 1/36 per month, except, however, the first seventy-five thousand (75,000) shares of the Restricted Stock shall vest on the day immediately before the Separation Date (as defined below).

The period over which the Restricted Stock vests is referred to as the “Restricted Period.”

As used in this Agreement, “Separation Date” shall have the meaning given to that term in the Separation Agreement and Release of Claims entered into between the Company and the Grantee.”

2. Condition to the Amendment Going Into Effect. This Amendment shall not go into effect and become enforceable, if at all unless and until the Separation Agreement goes into effect and becomes enforceable. Without limiting the scope of the preceding sentence, this Amendment going into effect and becoming enforceable is expressly conditioned on the Separation Agreement going into effect and becoming enforceable.

3. Retroactivity. On the condition that this Amendment goes into effect and becomes enforceable as provided in Section 2 of this Amendment above, this Amendment shall be effective and enforceable retroactive to the day immediately preceding the Separation Date.

4. Representations and Warranties. Each Party represents and warrants that: (a) it has all necessary rights and authority to enter into this Amendment and (b) this Amendment has been duly and validly executed and delivered and, assuming due authorization and execution by the other parties hereto, constitutes its legal, valid, and binding obligation enforceable against it in accordance with its terms.

5. No Other Modification. The RSA Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile, scan, PDF, or other electronic means (e.g., DocuSign), and each counterpart, facsimile or electronic copy shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the respective dates set forth below appearing underneath their signature or the signature of the representative executing on a Party’s behalf.

THE HEALING COMPANY INC.

By:
Name:
Title:
Dated:

AMIT KAPUR

Signed:
Dated:

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